Exhibit 10.3

Loan No. 5000005272

(ABOVE SPACE FOR RECORDER’S USE)

This Instrument was prepared by and mail to:

Brandy Milazzo

Ascension Law

5821 Fairview Rd., Suite 500

Charlotte, NC 28209

DEED OF TRUST, ASSIGNMENT OF RENTS AND LEASES,
SECURITY AGREEMENT AND FIXTURE FILING

This document serves as a Fixture Filing under Section 9-502 of the
North Carolina Uniform Commercial Code and is to be filed in the real property records.

THIS IS A DEED OF TRUST SECURING FUTURE ADVANCES.

This Deed of Trust, Assignment of Rents and Leases, Security Agreement and Fixture Filing (this “Deed of Trust”), dated as of April 14, 2022, by CHARLOTTE 3 PARK MHP LLC, a North Carolina limited liability company (herein referred to as “Grantor”), whose address is 136 Main Street Pineville, North Carolina 28134, to TBVAT, LLC (“Trustee”), whose address is 6001 Harbour View Blvd., Suffolk, VA 23435 and TOWNEBANK, a Virginia state bank (the “Lender” or “Beneficiary”), whose address is 6337 Morrison Boulevard, Charlotte, NC 28211.

Preliminary Statements

Grantor (and others) and Lender have entered into that certain Loan Agreement dated as of even date herewith (the “Loan Agreement”) pursuant to which Lender has agreed to loan to Grantor up to the lesser of: (a) the aggregate principal amount of $3,158,400.00, (b) 75% of the appraised value of the Collateral (as defined in the Loan Agreement) or (c) 75% of Lender approved costs to finance the Properties in accordance with the terms of this Loan Agreement and other Loan Documents (as defined below) (the “Loan”). As a condition precedent to making the Loan, Lender has required that Grantor execute and deliver this Deed of Trust to Trustee for the benefit of Lender.

Agreements

Now, therefore, in consideration of the agreements set forth in the Loan Agreement and the other Loan Documents and in order to induce Lender to make the Loan to Grantor, Grantor agrees as follows:

ARTICLE I
Definitions

As used in this Deed of Trust, capitalized terms not otherwise defined herein shall have the meanings ascribed to such terms in the Loan Agreement. In addition, the following additional terms shall have the meanings specified:

“Accessories” means all fixtures, equipment, systems, machinery, furniture, furnishings, appliances, inventory, goods, building and construction materials, supplies and other articles of personal property, of every kind and character, tangible and intangible, now owned or hereafter acquired by Grantor, which are now or hereafter attached to or situated in the Land or Improvements, or acquired for use or installation in or on the Land or Improvements, and all Additions to the foregoing, all of which are hereby declared to be permanent accessions to the Land.

“Accounts” means all accounts of Grantor within the meaning of the Uniform Commercial Code of the State, arising out of the use, occupancy or enjoyment of the Property.

“Additions” means any and all alterations, additions, accessions and improvements to property, and renewals and replacements thereof.

“Beneficiary” means Lender and its successors and assigns.

“Casualty” means any act or occurrence of any kind or nature that results in damage, loss or destruction to the Property.

“Claim” means any liability, suit, action, claim, demand, loss, expense, penalty, fine, judgment or other cost of any kind or nature whatsoever, including fees, costs and expenses of attorneys, consultants, and experts.

“Commission” means as set forth in Section 7.2 in this Deed of Trust.

“Condemnation” means any taking of title to, use of, or any other interest in the Property under the exercise of the power of condemnation or eminent domain, whether temporarily or permanently, by any Governmental Authority or by any other Person acting under or for the benefit of a Governmental Authority.

“Condemnation Awards” means any and all judgments, awards of damages (including severance and consequential damages), payments, proceeds, settlements, amounts paid for a taking in lieu of Condemnation, or other compensation heretofore or hereafter made, including interest thereon, and the right to receive the same, as a result of, or in connection with, any Condemnation or threatened Condemnation.

“Deed of Trust” means this Deed of Trust, Assignment of Rents and Leases, Security Agreement and Fixture Filing, as the same may from time to time be extended, amended, restated, supplemented, or otherwise modified.

“Encumbrance” means any Lien, easement, right of way, roadway (public or private), condominium regime, cooperative housing regime, condition, covenant or restriction (including any condition, covenant or restriction imposed in connection with any condominium development or cooperative housing development), Lease or other matter of any nature that would affect title to the Property.

“Event of Default” means an event or circumstance which, after the expiration of any applicable notice and cure period, would constitute an event of default under the provisions of the Loan Agreement or this Deed of Trust.

“Expenses” means all fees, charges, costs and expenses of any nature whatsoever incurred at any time and from time to time by Beneficiary or Trustee in connection with the Loan, including without limitation, in exercising or enforcing any rights, powers and remedies provided in this Deed of Trust or any of the other Loan Documents, including attorneys’ fees.

“Funds” has the meaning set forth in Section 4.10 of this Deed of Trust.

“Governmental Authority” means the government of the United States of America, any other nation, or any political subdivision thereof, whether state or local, and any agency, authority, instrumentality, regulatory body, court, central bank, or other entity exercising executive, legislative, judicial, taxing, regulatory or administrative powers or functions of or pertaining to government.

“Improvements” means a permanent addition to or betterment of real property that enhances its capital value and that involves the expenditure of labor or money and is designed to make the property more useful or valuable.

“Indemnity Agreement” means the Environmental Indemnity Agreement of even date herewith by and between Grantor and Lender pertaining to the Property, as the same may from time to time be extended, amended, restated or otherwise modified.

“Insurance Proceeds” means the insurance claims under and the proceeds of any and all policies of insurance covering the Property or any part thereof, including all returned and unearned premiums with respect to any insurance relating to such Property, in each case whether now or hereafter existing or arising.

“Land” means the real property lying and being in Cleveland County, North Carolina described in Exhibit A attached hereto and made a part hereof.

“Laws” means all federal, state and local laws, statutes, rules, ordinances, regulations, codes, licenses, authorizations, decisions, injunctions, interpretations, orders or decrees of any court or other Governmental Authority having jurisdiction as may be in effect from time to time, including, without limitation, the physical accessibility requirements of Title III of the Americans with Disabilities Act of 1990 (as amended) and any regulations associated therewith.

“Leases” means those certain leases executed by and between the tenants of the Real Property, if any, and the Grantor.

“Letter of Credit” means any letter of credit issued by Beneficiary for the account of Grantor in connection with the development of the Project together with any and all extensions, renewals or modifications thereof, substitutions therefor or replacements thereof.

“Lien” means any mortgage, deed of trust, pledge, security interest, assignment, judgment, lien or charge of any kind, including any conditional sale or other title retention agreement, any lease in the nature thereof, and the filing of, or agreement to give, any financing statement under the Uniform Commercial Code of any jurisdiction.

“Loan Documents” means, collectively, the Loan Agreement, the Note, this Deed of Trust, the Deed of Trust for Dixie Land, the Mortgage for the Meadowbrook Land, the Assignments of Leases and Rents, the Guaranty, the Indemnity Agreement, and any and all other documents executed in connection with the Loan.

“Net Proceeds”, when used with respect to any Condemnation Awards or Insurance Proceeds, means the gross proceeds from any Condemnation or Casualty remaining after payment of all expenses, including attorneys’ fees, incurred in the collection of such gross proceeds.

“Note” means the Promissory Note of even date herewith in the original principal amount of up to the lesser of (a) the aggregate principal of $3,158,400.00, or (b) 75% of the appraised value of the Collateral (as defined in the Loan Agreement) made by Grantor to the order of Lender in order to secure the obligations, as the same may from time to time be extended, amended, restated, supplemented or otherwise modified. The Maturity Date shall not be later than the date that is seventy-eight (78) months after the date of hereof.

“Notice” means a notice, request, consent, demand or other communication given in accordance with the provisions of the Loan Agreement.

“Obligations” means all present and future debts, obligations and liabilities of Grantor to Beneficiary and/or Trustee arising pursuant to, and/or on account of, the provisions of this Deed of Trust, the Note or any of the other Loan Documents, including the obligations: (a) to pay all principal, interest, late charges, prepayment premiums (if any) and other amounts due at any time under the Note or any of the other Loan Documents; (b) to pay all Expenses, indemnification payments, fees and other amounts due at any time under this Deed of Trust or any of the other Loan Documents, together with interest thereon as herein or therein provided; (c) to perform, observe and comply with all of the other terms, covenants and conditions, expressed or implied, which Grantor is required to perform, observe or comply with pursuant to this Deed of Trust or any of the other Loan Documents; and (d) to pay and perform all future advances and other obligations that Grantor or any successor in ownership of all or part of the Property may agree to pay and/or perform (whether as principal, surety or guarantor) for the benefit of Beneficiary, when a writing evidences the parties’ agreement that the advance or obligation be secured by this Deed of Trust.

“Permitted Encumbrances” means (a) any matters set forth in any policy of title insurance issued to Beneficiary and insuring Beneficiary’s interest in the Property which are acceptable to Beneficiary as of the date hereof, (b) the interests of this Deed of Trust, (c) any other Encumbrance that Beneficiary shall expressly approve in its sole and absolute discretion, as evidenced by a “marked-up” commitment for title insurance initialed on behalf of Beneficiary; (d) the Leases; and (e) any utility easements necessary for the operation of the Property or required by applicable governmental authority which do not adversely affect the Property.

“Personalty” means all personal property of any kind or nature whatsoever, whether tangible or intangible and whether now owned or hereafter acquired, in which Grantor now has or hereafter acquires an interest and which is placed upon, or is derived from or used in connection with the maintenance, use, occupancy or enjoyment of, the Property, including (a) the Accessories; (b) the Accounts; (c) all franchise, license, management or other agreements with respect to the operation of the Real Property or the business conducted therein (provided all of such agreements shall be subordinate to this Deed of Trust, and Beneficiary shall have no responsibility for the performance of Grantor’s obligations thereunder) and all general intangibles (including payment intangibles, trademarks, trade names, goodwill, software and symbols) related to the Real Property or the operation thereof; (d) all sewer and water taps, appurtenant water stock or water rights, allocations and agreements for utilities, bonds, letters of credit, permits, certificates, licenses, guaranties, warranties, causes of action, judgments, Claims, profits, security deposits, utility deposits, and all rebates or refunds of fees, Taxes, assessments, charges or deposits paid to any Governmental Authority related to the Real Property or the operation thereof; (e) all insurance policies held by Grantor with respect to the Property or Grantor’s operation thereof; and (f) all money, instruments and documents (whether tangible or electronic) arising from or by virtue of any transactions related to the Property, and all deposits and deposit accounts of Grantor with Beneficiary related to the Property, including any such deposit account from which Grantor may from time to time authorize Beneficiary to debit and/or credit payments due with respect to the Loan; together with all Additions to and Proceeds of all of the foregoing.

“Power of Sale Foreclosure” means as set forth in Section 7.2 of this Deed of Trust.

“Proceeds” when used with respect to any of the Property, means all proceeds of such Property, including all Insurance Proceeds and all other proceeds within the meaning of that term as defined in the Uniform Commercial Code of the State.

“Property” means the Real Property and the Personalty and all other rights, interests and benefits of every kind and character which Grantor now has or hereafter acquires in, to or for the benefit of the Real Property and/or the Personalty and all other property and rights used or useful in connection therewith, including all Leases, all Rents, all Condemnation Awards, all Proceeds, and all of Grantor’s right, title and interest in and to all Loan Documents.

“Property Assessments” means all Taxes, payments in lieu of taxes, water rents, sewer rents, assessments, condominium and owner’s association assessments and charges, maintenance charges and other governmental or municipal or public or private dues, charges and levies and any Liens (including federal tax liens) which are or may be levied, imposed or assessed upon the Property or any part thereof, or upon any Leases or any Rents, whether levied directly or indirectly or as excise taxes, as income taxes, or otherwise.

“Real Property” means the Land and Improvements, together with (a) all estates, title interests, title reversion rights, remainders, increases, issues, profits, rights of way or uses, additions, accretions, servitudes, strips, gaps, gores, liberties, privileges, water rights, water courses, alleys, passages, ways, vaults, licenses, tenements, franchises, hereditaments, appurtenances, easements, rights-of-way, rights of ingress or egress, parking rights, timber, crops, mineral interests and other rights, now or hereafter owned by Grantor and belonging or appertaining to the Land or Improvements; (b) all Claims whatsoever of Grantor with respect to the Land or Improvements, either in law or in equity, in possession or in expectancy; (c) all estate, right, title and interest of Grantor in and to all streets, roads and public places, opened or proposed, now or hereafter adjoining or appertaining to the Land or Improvements; and (d) all options to purchase the Land or Improvements, or any portion thereof or interest therein, and any greater estate in the Land or Improvements, and all Additions to and Proceeds of the foregoing.

“Rents” means all of the rents, royalties, issues, profits, revenues, earnings, income and other benefits of the Property, or arising from the use or enjoyment of the Property, including all such amounts paid under or arising from any of the Leases and all fees, charges, accounts or other payments for the use or occupancy of rooms or other public facilities within the Real Property.

“State” means the State of North Carolina.

“Taxes” means all taxes and assessments, whether general or special, ordinary or extraordinary, or foreseen or unforeseen, which at any time may be assessed, levied, confirmed or imposed by any Governmental Authority or any community facilities or other private district on Grantor or on any of its properties or assets or any part thereof or in respect of any of its franchises, businesses, income or profits.

“Transfer” means any direct or indirect sale, assignment, conveyance or transfer, including any contract or agreement to sell, assign, convey or transfer, whether made voluntarily or by operation of Law or otherwise, and whether made with or without consideration.

“Trustee” means the initial Trustee named in this Deed of Trust or its successor in trust who may be acting under and pursuant to this Deed of Trust from time to time.

ARTICLE II
Granting Clauses; Condition of Grant

2.1 Conveyances and Security Interests. In order to secure the prompt payment and performance of the Obligations, including without limitation, any and all renewals, amendments, extensions and modifications thereof, Grantor (a) GRANTS, BARGAINS, SELLS, TRANSFERS, ASSIGNS AND CONVEYS, AND SETS OVER TO TRUSTEE, ITS SUCCESSORS AND ASSIGNS, in fee simple forever, the Real Property, in trust for the benefit of Beneficiary, with power of sale; provided that Grantor may retain possession of the Real Property until the occurrence of an Event Default; (b) grants to Beneficiary a security interest in the Personalty; (c) assigns to Beneficiary, and grants to Beneficiary a security interest in, all Condemnation Awards and all Insurance Proceeds; and (d) assigns to Beneficiary, and grants to Beneficiary a security interest in, all of Grantor’s right, title and interest in, but not any of Grantor’s obligations or liabilities under, all Loan Documents.

TO HAVE AND TO HOLD, the foregoing rights, interests, and properties, and all rights, estates, powers and privileges appurtenant thereto, unto the Trustee and Trustee’s successors or substitutes in this trust, and to Trustee’s successors and assigns, in trust, in fee simple forever, subject to the terms and provisions set forth herein.

All Persons who may have or acquire an interest in all or any part of the Property will be deemed to have notice of, and will be bound by, the terms of the Obligations and each other agreement or instrument made or entered into in connection with each of the Obligations.

2.2 Assignment of Leases and Rents. In consideration of the making of the Loan by Beneficiary to Grantor, the sum of $10.00, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Grantor absolutely and unconditionally assigns the Leases and Rents to Beneficiary. This assignment is, and is intended to be, an unconditional, absolute and present assignment from Grantor to Beneficiary of all of Grantor’s right, title and interest in and to the Leases and Rents and not an assignment in the nature of a pledge of the Leases and Rents or the mere grant of a security interest therein and as further set forth in that certain Assignment of Leases and Rents of even date herewith and encumbering the Land. So long as no Event of Default shall exist, however, and so long as Grantor is not in default in the performance of any obligation, covenant or agreement contained in the Leases, Grantor shall have a license (which license shall terminate automatically and without notice upon the occurrence of an Event of Default or a default by Grantor under the Leases) to collect, but not prior to accrual, all Rents. Grantor agrees to collect and hold all Rents in trust for Beneficiary and to use the Rents for the payment of the cost of operating and maintaining the Property and for the payment of the other Obligations before using the Rents for any other purpose.

2.3 Security Agreement, Fixture Filing and Financing Statement. This Deed of Trust creates a security interest in the Personalty, and, to the extent the Personalty is not real property, this Deed of Trust constitutes a security agreement from Grantor to Beneficiary under the Uniform Commercial Code of the State. In addition to all of its other rights under this Deed of Trust and otherwise, Beneficiary shall have all of the rights of a secured party under the Uniform Commercial Code of the State, as in effect from time to time, or under the Uniform Commercial Code in force from time to time in any other state to the extent the same is applicable Law. This Deed of Trust shall be effective as a financing statement filed as a fixture filing with respect to all fixtures included within and upon the Property and is to be filed for record in the real estate records of each county where any part of the Property (including such fixtures) is situated. This Deed of Trust shall also be effective as a financing statement with respect to any other Property as to which a security interest may be perfected by the filing of a financing statement and may be filed as such in any appropriate filing or recording office. The respective mailing addresses of Grantor and Beneficiary are set forth in the opening paragraph of this Deed of Trust. A carbon, photographic or other reproduction of this Deed of Trust or any other financing statement relating to this Deed of Trust shall be sufficient as a financing statement for any of the purposes referred to in this Section. Grantor hereby irrevocably authorizes Beneficiary at any time and from time to time to file any initial financing statements, amendments thereto and continuation statements as authorized by applicable Law, reasonably required by Beneficiary to establish or maintain the validity, perfection and priority of the security interests granted in this Deed of Trust.

2.4 Future Advances; Protection of Property. It is the intention of the parties hereto that this Deed of Trust is made and executed to comply with the provisions of North Carolina General Statutes § 45-67, et seq. This Deed of Trust shall secure both (a) existing obligations that are specifically or generally identified, described, or referenced in this Deed of Trust as being secured hereby and all advances made at or prior to the registration of this Deed of Trust, and (b) future advances and/or future obligations that are specifically or generally identified, described, or referenced in this Deed of Trust as being secured hereby that may from time to time be made or incurred, to the fullest extent permitted by applicable law, including, without limitation: (i) principal, interest, late charges, fees and other amounts due under the Obligations or this Deed of Trust; (ii) all advances by Lender to Grantor or any other person to pay costs of erection, alteration, repair, restoration, maintenance and completion of any improvements on the Property or on any other property encumbered by the Loan Documents; (iii) all advances made or costs incurred by Lender for the payment of real estate taxes, assessments or other governmental charges, maintenance charges, insurance premiums, appraisal charges, environmental inspection, audit, testing or compliance costs, and costs incurred by Lender for the enforcement and protection of the Property or the lien of this Deed of Trust or as to any other property encumbered by the Loan Documents; (iv) all legal fees, costs and other expenses incurred by Lender by reason of any default or otherwise in connection with the Obligations; and (v) as otherwise permitted pursuant to Article 7 of Chapter 45 of the North Carolina General Statutes. The maximum principal amount that may be secured by this Deed of Trust at any one time is the lessor of up to: (a) the aggregate principal amount of $3,158,400.00, or (b) 75% of the appraised value of the Collateral (as defined in the Loan Agreement). The time period within which such future Obligations may be incurred, and such future advances may be made and secured by this Deed of Trust shall not extend for more than 30 years from the date of this Deed of Trust. If the maximum amount secured by this Deed of Trust has not been advanced or if any obligation secured hereby is paid or is reduced by partial payment, further advances may be made and additional obligations secured by this Deed of Trust may be incurred from time to time within the time limit fixed by this Deed of Trust as set forth above, and such further advances and obligations, together with interest thereon, shall be secured by this Deed of Trust to the same extent as original advances and obligations secured hereunder. If the aggregate outstanding principal balance of the obligation or obligations secured by this Deed of Trust exceeds the maximum principal amount that may be secured by this Deed of Trust at any one time as provided above, then such amount in excess and interest on the amount in excess shall be secured by this Deed of Trust but the priority of the lien of this Deed of Trust with respect to the amount in excess shall be determined in the manner provided in North Carolina General Statutes § 45-70. All payments made, sums advanced, and expenses incurred by the beneficiary or secured creditor for the purposes described in North Carolina General Statutes § 45-70 shall be secured by this Deed of Trust and shall have priority as described in § 45-70. The provisions of this Section are intended to comply with the North Carolina General Statutes governing Instruments to Secure Future Advances and Future Obligations, North Carolina General Statutes § 45-67, et seq.

2.5 Release of Deed of Trust and Termination of Assignments and Financing Statements. Except as provided in the Loan Agreement, if and when Grantor has paid and performed all of the Obligations, and no further advances are to be made under the Loan Agreement, Trustee, upon request by Beneficiary, will provide a release of the Property from the lien of this Deed of Trust and termination statements for filed financing statements, if any, to Grantor. Grantor shall be responsible for the recordation of such release and the payment of any recording and filing costs. Upon the recording of such release and the filing of such termination statements, the absolute assignments set forth in Section 2.2 shall automatically terminate and become null and void.

ARTICLE III
Representations and Warranties

Grantor makes the following representations and warranties to Beneficiary:

3.1 Title to Real Property. Grantor (a) owns fee simple title to the Real Property, (b) except for the right of a tenant under any Lease, owns all of the beneficial and equitable interest in and to the Real Property, and (c) is lawfully seized and possessed of an indefeasible estate in fee simple in, and warrants title to, the Real Property. Grantor has the right and authority to convey the Real Property. The Real Property is subject to no Encumbrances other than the Permitted Encumbrances.

3.2 Title to Other Property. Grantor has good title to the Personalty, and the Personalty is not subject to any Encumbrance other than the Permitted Encumbrances. None of the Leases, Rents, or Loan Documents are subject to any Encumbrance other than the Permitted Encumbrances.

3.3 Property Assessments. The Real Property is assessed for purposes of Property Assessments as a separate and distinct parcel from any other property, such that the Real Property shall never become subject to the Lien of any Property Assessments levied or assessed against any property other than the Real Property.

3.4 Independence of the Real Property. The Real Property has been properly subdivided from all other property in accordance with the requirements of any applicable Governmental Authorities.

3.5 Leases and Tenants. The Leases, if any, are valid and are in full force and effect, and Grantor is not in default under any of the terms thereof.

ARTICLE IV
Affirmative Covenants

4.1 Obligations. Grantor agrees to promptly pay and perform all of the Obligations, time being of the essence in each case.

4.2 Property Assessments; Documentary Taxes. Grantor (a) will promptly pay in full and discharge all Property Assessments, and (b) will furnish to Beneficiary, upon demand, the receipted bills for such Property Assessments prior to the day upon which the same shall become delinquent.

4.3 Permitted Contests. Grantor shall not be required to pay any of the Property Assessments, or to comply with any Law, so long as Grantor shall in good faith, and at its cost and expense, contest the amount or validity thereof, or take other appropriate action with respect thereto, in good faith and in an appropriate manner or by appropriate proceedings; provided that (a) such proceedings operate to stay the collection of the Property Assessments or enforcement of the Law so contested, (b) there will be no sale, forfeiture or loss of the Property during the contest, (c) neither Beneficiary nor Trustee is subjected to any Claim as a result of such contest, and (d) Grantor provides assurances satisfactory to Beneficiary (including the establishment of an appropriate reserve account with Beneficiary) of its ability to pay such Property Assessments or comply with such Law in the event Grantor is unsuccessful in its contest. Each such contest shall be promptly prosecuted to final conclusion or settlement, and Grantor shall indemnify and save Beneficiary and Trustee harmless against all Claims in connection therewith. Promptly after the settlement or conclusion of such contest or action, Grantor shall comply with such Law and/or pay and discharge the amounts which shall be levied, assessed or imposed or determined to be payable, together with all penalties, fines, interests, costs and expenses in connection therewith.

4.4 Compliance with Laws. Grantor will comply with and not violate, and cause to be complied with and not violated, all present and future Laws applicable to the Property and its use and operation.

4.5 Maintenance and Repair of the Property. Grantor, at Grantor’s sole expense, will (a) keep and maintain the Improvements and Accessories in good condition, working order and repair, and (b) make all necessary or appropriate repairs and Additions to Improvements and Accessories, so that each part of the Improvements and all of the Accessories shall at all times be in good condition for the respective purposes for which they were originally intended.

4.6 Additions to Security. All right, title and interest of Grantor in and to all Improvements and Additions hereafter constructed or placed on the Property and in and to any Accessories hereafter acquired shall, without any further deed of trust, conveyance, assignment or other act by Grantor, become subject to the Lien of this Deed of Trust as fully and completely, and with the same effect, as though now owned by Grantor and specifically described in the granting clauses hereof. Grantor agrees, however, to execute and deliver to Trustee and/or Beneficiary such further documents as may be required by the terms of the Loan Agreement and the other Loan Documents.

4.7 Subrogation. To the extent permitted by Law, Beneficiary shall be subrogated, notwithstanding its release of record, to any Lien now or hereafter existing on the Property to the extent that such Lien is paid or discharged by Beneficiary whether or not from the proceeds of the Loan. This Section shall not be deemed or construed, however, to obligate Beneficiary to pay or discharge any Lien.

4.8 Insurance. Grantor shall maintain, at its sole cost and expense, insurance, as set forth in the Loan Agreement. If Grantor fails or refuses to keep the Property so insured, Beneficiary may obtain such insurance without prejudice to its right to foreclose hereunder by reason of such default. In the event of a transfer of the Property, including a Transfer by foreclosure, exercise of the power of sale, or deed in lieu of foreclosure, Grantor’s interest in the insurance policies referred to above and any return premiums in connection therewith shall automatically be transferred to the successor in title to Grantor’s interest in the Property. Each insurance policy shall permit Beneficiary to pay the insurance premiums thereon, and Beneficiary may, at its option, pay any such insurance premiums of which payment, amount and validity thereof the official receipt shall be conclusive evidence, and any amounts so expended shall immediately become debts due by Grantor, shall bear interest at the rate specified in the Loan Agreement, and such payment shall be secured by this Deed of Trust.

4.9 Adjustment of Condemnation and Insurance Claims. Grantor shall give prompt Notice to Lender of any Casualty or any Condemnation or threatened Condemnation. Lender is authorized, at its option, to commence, appear in and prosecute, in its own or Grantor’s name, any proceeding relating to any Condemnation or Casualty, and to make proof of loss for and to settle or compromise any claim in connection therewith, or to permit Grantor to do so. In such case, Lender shall have the right to receive all Condemnation Awards and Insurance Proceeds, and may deduct therefrom any or all of its Costs. If any Condemnation Awards or Insurance Proceeds are paid to Grantor, Grantor shall receive the same in trust for Lender. Within 10 days after Grantor’s receipt of any Condemnation Awards or Insurance Proceeds, Grantor shall deliver such awards or proceeds to Lender in the form in which they were received, together with any endorsements or documents that may be necessary to effectively negotiate or transfer the same to Lender. Grantor agrees to execute and deliver from time to time, upon the request of Lender, such further instruments or documents as may be requested by Lender to confirm the grant and assignment to Lender of any Condemnation Awards or Insurance Proceeds. If no Event of Default exists, Lender may permit Net Proceeds for the restoration of the Property in accordance with the terms of the Loan Agreement.

4.10. Deposits. Following the occurrence of an Event of Default, Grantor shall, upon demand by Lender, pay to Lender monthly, on the same date payments are due under the Note, a sum (herein “Funds”) equal to one-twelfth of the yearly Property Assessments which may attain priority over this Deed of Trust and premiums for insurance, all as reasonably estimated initially and from time to time by Lender on the basis of assessments and bills and reasonable estimates thereof.

The Funds shall be held by Lender in an interest-bearing account, and Lender shall apply the Funds to pay said Property Assessments and insurance costs, as and when they shall be due and payable. The Funds are pledged as additional security for the sums secured by this Deed of Trust. If the amount of the Funds held by Lender shall not be sufficient to pay Property Assessments and insurance costs, when due, Grantor shall pay to Lender any amount necessary to make up the deficiency within 15 days from the date notice is mailed by Lender to Grantor requesting payment thereof. Upon payment in full of all Obligations, all Funds then held by Lender shall be returned to Grantor.

ARTICLE V
Negative Covenants

5.1 Encumbrances. Grantor will not permit any of the Property to become subject to any Encumbrance other than the Permitted Encumbrances. Within 30 days after the filing of any mechanic’s lien or other Lien or Encumbrance against the Property, Grantor will promptly discharge the same by payment or filing a bond or otherwise as permitted by Law. So long as Beneficiary’s security has been protected by the filing of a bond or otherwise in a manner satisfactory to Beneficiary in its sole and absolute discretion, Grantor shall have the right to contest in good faith any Claim, Lien or Encumbrance, provided that Grantor does so diligently and without prejudice to Beneficiary. Grantor shall give Beneficiary Notice of any default under any Lien and Notice of any foreclosure or threat of foreclosure with respect to any of the Property.

5.2 Transfer of the Property. Grantor will not Transfer, or contract to Transfer, all or any part of the Property or any legal or beneficial interest therein (except for certain Transfers of the Accessories expressly permitted in this Deed of Trust or the Loan Agreement). The Transfer of any ownership interest in Grantor (whether in one or more transactions during the term of the Loan) without the prior approval of Beneficiary shall be deemed to be a prohibited Transfer of the Property.

5.3 Removal, Demolition or Alteration of Accessories and Improvements. Except to the extent permitted by the following sentence and except as provided in the Leases, no Improvements or Accessories shall be removed, demolished or materially altered without the prior written consent of Beneficiary. Grantor may remove and dispose of, free from the Lien of this Deed of Trust, such Accessories as from time to time become worn out or obsolete, provided that, either (a) at the time of, or prior to, such removal, any such Accessories are replaced with other Accessories which are free from Liens other than Permitted Encumbrances and have a value at least equal to that of the replaced Accessories (and by such removal and replacement Grantor shall be deemed to have subjected such Accessories to the Lien of this Deed of Trust), or (b) so long as a prepayment may be made without the imposition of any premium pursuant to the Note, such Accessories are sold at fair market value for cash and the net cash proceeds received from such disposition are paid over promptly to Beneficiary to be applied to the prepayment of the principal of the Loan.

5.4 Additional Improvements. Grantor will not construct any Improvements other than those presently on the Land and those described in the Loan Agreement without the prior written consent of Beneficiary, such consent not to be unreasonably withheld, delayed or conditioned so long as an Event of Default is not pending. Grantor will complete and pay for, within a reasonable time, any Improvements which Grantor is permitted to construct on the Land. Grantor will construct and erect any permitted Improvements (a) strictly in accordance with all applicable Laws and any private restrictive covenants, (b) entirely on lots or parcels of the Land, (c) so as not to encroach upon any easement or right of way or upon the land of others, and (d) wholly within any building restriction and setback lines applicable to the Land.

5.5 Restrictive Covenants, Zoning, etc. Without the prior written consent of Beneficiary, Grantor will not initiate, join in, or consent to any change in, any restrictive covenant, easement, zoning ordinance, or other public or private restrictions limiting or defining the uses which may be made of the Property. Grantor (a) will promptly perform and observe, and cause to be performed and observed, all of the terms and conditions of all agreements affecting the Property, and (b) will do or cause to be done all things necessary to preserve intact and unimpaired any and all easements, appurtenances and other interests and rights in favor of, or constituting any portion of, the Property.

ARTICLE VI
Events of Default

The occurrence or happening, from time to time, of an Event of Default under the Loan Agreement shall constitute an Event of Default under this Deed of Trust.

ARTICLE VII
Rights and Remedies

Upon the happening of any Event of Default, Beneficiary, or Trustee at the direction of Beneficiary, shall have the right, in addition to any other rights or remedies available to Beneficiary under any of the Loan Documents or applicable Law, to exercise any one or more of the following rights, powers or remedies:

7.1 Acceleration. Beneficiary may accelerate all Obligations under the Loan Documents whereupon such Obligations shall become immediately due and payable, without notice of default, notice of acceleration or intention to accelerate, presentment or demand for payment, protest, notice of protest, notice of nonpayment or dishonor, or notices or demands of any kind or character (all of which are hereby waived by Grantor).

7.2 Foreclosure and Sale. Lender may (a) direct Trustee to sell (and Trustee is hereby empowered to sell) all or any part of the Property at public auction to the last and highest bidder for cash (free of any equity of redemption, homestead, dower, courtesy or other exemption, all of which are expressly waived by Grantor) at such time and place and upon such terms and conditions as may be required by applicable law or rule of court and after having complied with the North Carolina law applicable to power of sale foreclosures provided in Article 2A of Section 45 of the North Carolina General Statutes (a “Power of Sale Foreclosure”); (b) elect to foreclose this Deed of Trust pursuant to a judicial foreclosure action; or (c) take such other action at law, equity or by contract for the enforcement of this Deed of Trust and realization on the security herein or elsewhere provided for, as the law may allow. In any action or proceeding to foreclose this Deed of Trust or to collect the sums secured hereby, Lender may proceed therein to final judgment and execution for the entire unpaid balance of the Obligations, together with all future advances and any other sums due by Grantor in accordance with the provisions of this Deed of Trust, together with interest from the date of default at the Default Rate as set forth in the Note) and all expenses of sale and of all proceedings in connection therewith, including reasonable attorneys’ fees. The unpaid balance of any judgment shall bear interest at the greater of (a) the statutory rate provided for judgments, or (b) the Default Rate.

In the event that Lender elects to direct the Trustee to sell the Property pursuant to a Power of Sale Foreclosure, the following provisions shall apply: (a) in exercising the power of sale and selling the Property, the Trustee shall comply with the provisions of North Carolina law governing power of sale foreclosures and shall give such notice of hearing as to the commencement of foreclosure proceedings, obtain such findings and leave of court, and give such notice of and advertise such foreclosure sale all as may then be required by such law; (b) upon such foreclosure sale or any required resale, it shall be lawful for the Trustee to convey the Property (or such portion thereof as may have been sold) to the successful bidder by way of a Trustee’s deed without any covenant or warranty and any recitals of fact in such Trustee’s deed shall be prima facie evidence of such facts; (c) subject to the limitation set forth in Section 8.4, the Trustee shall be entitled to a reasonable Trustee’s fee as provided in N.C.G.S. § 45-21.15, not to exceed the maximum fee allowed by applicable law (the “Commission”) as well as reimbursement for any attorney’s fees incurred by Trustee; (d) the Trustee shall apply the proceeds of the sale first to the payment of all expenses and costs incurred in connection with such sale, including without limitation, advertising costs, title examination fees, transfer taxes, and court costs; second to the payment of the Trustee’s Commission; third to payment of any taxes or governmental assessments which may be a lien against the Property, unless Trustee advertised and sold the Property subject to such taxes or assessments; and fourth, to the payment of the Obligations and sums secured hereby, with the excess, if any, of such proceeds after the payment in full of the Obligations and secured sums being distributed to the person or persons entitled thereto as their interests may appear; (e) if the Trustee commences a Power of Sale Foreclosure and such proceeding is terminated prior to the completion thereof, Grantor shall pay to Trustee all expenses incurred by Trustee in connection with such proceeding; (f) at any sale conducted by the Trustee, Lender may bid for and become the purchaser of the Property or such portion thereof as has been offered for sale and in lieu of paying cash therefor Lender may take settlement of the purchase price by a credit upon the Obligations due and payable and secured by this Deed of Trust; (g) the Trustee may require the successful bidder at any sale to deposit immediately with the Trustee cash or certified check in an amount up to twenty-five percent (25%) of the bid and such bid may be rejected if the deposit is not immediately made; (h) pursuant to. Section 25-9-604(a), (b) and (c) of the North Carolina General Statutes (or any amendment thereto), the Trustee is expressly authorized and empowered to expose to sale and sell, together with the Real Estate, any portion of the Property which constitutes personal property (if personal property is sold hereunder, it need not be at the place of sale); (i) any sale scheduled by the Trustee may be adjourned by announcement at the time and place appointed for such sale without further notice except as may be required by law; and (j) the sale by Trustee of less than the whole of the Property shall not exhaust the right to sell any remainder of the Property and Trustee is specifically empowered to make a successive sale or sales until the whole of the Property shall be sold; and if the proceeds of such sale of less than the whole of the Property shall be less than the aggregate of the Obligations, this Deed of Trust and the lien hereof shall remain in full force and effect as to the unsold portion of the Property just as though no sale had been made.

Beneficiary or Trustee may, after an Event of Default, advise third parties of the amount (or estimated amount) of principal, interest and expenses that will be outstanding as of the date of any foreclosure sale and may share any other available information regarding the Property. Following the occurrence of an Event of Default hereunder, any “release” provision included herein or in any other document whereby Beneficiary agreed to release all or part of the Property upon the payment of less than all of the Obligations shall become void and Beneficiary shall no longer be obligated to release any of the Property until the secured indebtedness has been paid in full. Grantor agrees that Grantor will not bid at any sale hereunder and will not allow others to bid on Grantor’s behalf unless, at the time of sale, Grantor has cash sufficient to pay at the sale the amount of its bid.

7.3 Judicial Action. Beneficiary shall have the right from time to time to sue Grantor for any sums (whether interest, damages for failure to pay principal or any installments thereof, taxes, or any other sums required to be paid under the terms of this Deed of Trust, as the same become due), without regard to whether or not any of the other Obligations shall be due, and without prejudice to the right of Beneficiary thereafter to enforce any appropriate remedy against Grantor, including an action of foreclosure or an action for specific performance, for an Event of Default or Event of Default existing at the time such earlier action was commenced.

7.4 Collection of Rents. Upon the occurrence of an Event of Default, the license granted to Grantor to collect the Rents shall be automatically and immediately revoked, without further notice to or demand upon Grantor. Beneficiary may, but shall not be obligated to, perform any or all obligations of the landlord under any or all of the Leases, and Beneficiary may, but shall not be obligated to, exercise and enforce any or all of Grantor’s rights under the Leases. Without limitation to the generality of the foregoing, Beneficiary may notify the tenants under the Leases that all Rents are to be paid to Beneficiary, and following such notice all Rents shall be paid directly to Beneficiary and not to Grantor or any other Person other than as directed by Beneficiary, it being understood that a demand by Beneficiary on any tenant under the Leases for the payment of Rent shall be sufficient to warrant payment by such tenant of Rent to Beneficiary without the necessity of further consent by Grantor. Grantor hereby irrevocably authorizes and directs the tenants under the Lease to pay all Rents to Beneficiary instead of to Grantor, upon receipt of written notice from Beneficiary, without the necessity of any inquiry of Grantor and without the necessity of determining the existence or non-existence of an Event of Default. Grantor hereby appoints Beneficiary as Grantor’s attorney-in-fact with full power of substitution, which appointment shall take effect upon the occurrence of a an Event of Default and is coupled with an interest and is irrevocable prior to the full and final payment and performance of the Obligations, in Grantor’s name or in Beneficiary’s name: (a) to endorse all checks and other instruments received in payment of Rents and to deposit the same in any account selected by Beneficiary; (b) to give receipts and releases in relation thereto; (c) to institute, prosecute and/or settle actions for the recovery of Rents; (d) to modify the terms of any Leases including terms relating to the Rents payable thereunder; (e) to cancel any Leases; (f) to enter into new Leases; and (g) to do all other acts and things with respect to the Leases and Rents which Beneficiary may deem necessary or desirable to protect the security for the Obligations. Any Rents received shall be applied first to pay all Expenses and next in reduction of the other Obligations. Grantor shall pay, on demand, to Beneficiary, the amount of any deficiency between (i) the Rents received by Beneficiary, and (ii) all Expenses incurred together with interest thereon as provided in the Loan Agreement and the other Loan Documents.

7.5 Taking Possession or Control of the Property. As a matter of right without regard to the adequacy of the security, and to the extent permitted by Law without notice to Grantor, Beneficiary shall be entitled, upon application to a court of competent jurisdiction, to the immediate appointment of a receiver for all or any part of the Property and the Rents, whether such receivership may be incidental to a proposed sale of the Property or otherwise, and Grantor hereby consents to the appointment of such a receiver and agrees that such receiver shall have all of the rights and powers granted to Beneficiary pursuant to this Section 7.5. In addition, to the extent permitted by Law, and with or without the appointment of a receiver, or an application therefor, Beneficiary may (a) enter upon, and take possession of (and Grantor shall surrender actual possession of), the Property or any part thereof, without notice to Grantor and without bringing any legal action or proceeding, or, if necessary by force, legal proceedings, ejectment or otherwise, and (b) remove and exclude Grantor and its agents and employees therefrom.

7.6 Management of the Property. Upon obtaining possession of the Property or upon the appointment of a receiver as described in Section 7.5, Beneficiary, Trustee or the receiver, as the case may be, may, at its sole option, (a) make all necessary or proper repairs and Additions to or upon the Property, (b) operate, maintain, control, make secure and preserve the Property, and (c) make any necessary Improvements or repairs preserve the Property. Beneficiary, Trustee or such receiver shall be under no liability for, or by reason of, any such taking of possession, entry, holding, removal, maintaining, operation or management, except for gross negligence or willful misconduct. The exercise of the remedies provided in this Section shall not cure or waive any Event of Default, and the enforcement of such remedies, once commenced, shall continue for so long as Beneficiary shall elect, notwithstanding the fact that the exercise of such remedies may have, for a time, cured the original Event of Default.

7.7 Uniform Commercial Code. Beneficiary may proceed under the Uniform Commercial Code as to all or any part of the Personalty, and in conjunction therewith may exercise all of the rights, remedies and powers of a secured creditor under the Uniform Commercial Code. Upon the occurrence of any Event of Default, Grantor shall assemble all of the Accessories and make the same available within the Improvements. Any notification required by the Uniform Commercial Code shall be deemed reasonably and properly given if sent in accordance with the Notice provisions of this Deed of Trust at least 10 days before any sale or other disposition of the Personalty. Disposition of the Personalty shall be deemed commercially reasonable if made pursuant to a public sale advertised at least twice in a newspaper of general circulation in the community where the Property is located. It shall be deemed commercially reasonable for the Trustee to dispose of the Personalty without giving any warranties as to the Personalty and specifically disclaiming all disposition warranties.

7.8 Application of Proceeds. Unless otherwise provided by applicable Law, all proceeds from the sale of the Property or any part thereof pursuant to the rights and remedies set forth in this Article VII and any other proceeds received by Beneficiary from the exercise of any of its other rights and remedies hereunder or under the other Loan Documents shall be applied first to pay all Expenses and next in reduction of the other Obligations, in such manner and order as Beneficiary may elect.

7.9 Other Remedies. Beneficiary shall have the right from time to time to protect, exercise and enforce any legal or equitable remedy against Grantor provided under the Loan Documents or by applicable Laws.

ARTICLE VIII
Trustee

8.1 Liability of Trustee. Trustee shall have no liability or responsibility for, and make no warranties in connection with, the validity or enforceability of any of the Loan Documents or the description, value or status of title to the Property. Trustee shall be protected in acting upon any notice, request, consent, demand, statement, note or other paper or document believed by Trustee to be genuine and to have been signed by the party or parties purporting to sign the same. Trustee shall not be liable for any error of judgment, nor for any act done or step taken or omitted, nor for any mistakes of law or fact, nor for anything which Trustee may do or refrain from doing in good faith, nor generally shall Trustee have any accountability hereunder except for willful misconduct or gross negligence. The powers and duties of Trustee hereunder may be exercised through such attorneys, agents or servants as Trustee may appoint, and Trustee shall have no liability or responsibility for any act, failure to act, negligence or willful conduct of such attorney, agent or servant, so long as the selection was made with reasonable care. In addition, Trustee may consult with legal counsel selected by Trustee, and Trustee shall have no liability or responsibility by reason of any act or failure to act in accordance with the opinions of such counsel. Trustee may act hereunder and may sell or otherwise dispose of the Property or any part thereof as herein provided, although Trustee has been, may now be or may hereafter be, an attorney, officer, agent or employee of Beneficiary, in respect of any matter or business whatsoever. Trustee, however, shall have no obligation to sell all or any part of the Property following an Event of Default or to take any other action authorized to be taken by Trustee hereunder except upon the demand of Beneficiary. The necessity of the Trustee, or any substitute Trustee, making bond is expressly waived.

8.2 Indemnification of Trustee. Grantor agrees to indemnify Trustee and to hold Trustee harmless from and against any and all Claims and Expenses directly or indirectly arising out of or resulting from any transaction, act, omission, event or circumstance in any way connected with the Property or the Loan, including but not limited to any Claim arising out of or resulting from any assertion or allegation that Trustee is liable for any act or omission of Grantor or any other Person in connection with the ownership, development, financing, operation or sale of the Property; provided, however, that Grantor shall not be obligated to indemnify Trustee with respect to any Claim arising solely from the gross negligence or willful misconduct of Trustee. The agreements and indemnifications contained in this Section shall apply to Claims arising both before and after the repayment of the Loan and shall survive the repayment of the Loan, any foreclosure or deed in lieu thereof and any other action by Trustee to enforce the rights and remedies of Beneficiary or Trustee hereunder or under the other Loan Documents.

8.3 Substitution of Trustee; Multiple Trustees. Beneficiary shall have, and is hereby granted with warranty of further assurances, the irrevocable power, without notice, to appoint a new or replacement or substitute Trustee. Such power may be exercised at any time without notice, without cause and without specifying any reason therefor, by filing for record in the office where this Deed of Trust is recorded a Substitution of Trustee. The power of appointment of a successor Trustee may be exercised as often as and whenever Beneficiary may choose, and the exercise of the power of appointment, no matter how often, shall not be an exhaustion thereof. Upon the recordation of such Substitution of Trustee, the Trustee so appointed shall thereupon, without any further act or deed of conveyance, become fully vested with identically the same title and estate in and to the Property and with all the rights, powers, trusts and duties of its predecessor in the trust hereunder with like effect as if originally named as Trustee hereunder. Whenever in this Deed of Trust reference is made to Trustee, it shall be construed to mean each Person appointed as Trustee for the time being, whether original or successor in trust. All title, estate, rights, powers, trusts and duties granted to Trustee shall be in each Person appointed as Trustee so that any action hereunder by any Person appointed as Trustee shall for all purposes be deemed to be, and as effective as, the action of all Trustees.

8.4 Trustee’s Commission. Grantor shall pay a Trustee’s commission and any fees of Trustee and shall reimburse Trustee for expenses in the administration of this trust, including reasonable attorneys’ fees. Trustee shall be entitled to a reasonable commission not to exceed 5% of the gross proceeds of the sale for a completed foreclosure. In the event foreclosure is commenced, but not completed, Grantor shall pay all expenses incurred by Trustee, including reasonable attorneys’ fees and expenses, and a reasonable commission (not to exceed 5%) of the outstanding Obligations) in accordance with the following schedule, to-wit: one-fourth thereof before Trustee issues a notice of hearing on the right to foreclose; one-half thereof after issuance of said notice; three-fourths thereof after such hearing; and the full commission after the foreclosure sale.

ARTICLE VIII
Miscellaneous

9.1 Rights, Powers and Remedies Cumulative. Each right, power and remedy of Beneficiary or Trustee as provided for in this Deed of Trust, or in any of the other Loan Documents or now or hereafter existing by Law, shall be cumulative and concurrent and shall be in addition to every other right, power or remedy provided for in this Deed of Trust, or in any of the other Loan Documents or now or hereafter existing by Law, and the exercise or beginning of the exercise by Beneficiary or Trustee of any one or more of such rights, powers or remedies shall not preclude the simultaneous or later exercise by Beneficiary or Trustee of any or all such other rights, powers or remedies.

9.2 No Waiver by Beneficiary or Trustee. No course of dealing or conduct by or among Beneficiary, Trustee and Grantor shall be effective to amend, modify or change any provisions of this Deed of Trust or the other Loan Documents. No failure or delay by Beneficiary or Trustee to insist upon the strict performance of any term, covenant or agreement of this Deed of Trust or of any of the other Loan Documents, or to exercise any right, power or remedy consequent upon a breach thereof, shall constitute a waiver of any such term, covenant or agreement or of any such breach, or preclude Beneficiary or Trustee from exercising any such right, power or remedy at any later time or times. By accepting payment after the due date of any of the Obligations, neither Beneficiary nor Trustee shall be deemed to waive the right either to require prompt payment when due of all other Obligations, or to declare an Event of Default for failure to make prompt payment of any such other Obligations. Neither Grantor nor any other Person now or hereafter obligated for the payment of the whole or any part of the Obligations shall be relieved of such liability by reason of (a) the failure of Beneficiary to comply with any request of Grantor or of any other Person to take action to foreclose this Deed of Trust or otherwise enforce any of the provisions of this Deed of Trust, or (b) any agreement or stipulation between any subsequent owner or owners of the Property and Beneficiary, or (c) Beneficiary’s extending the time of payment or modifying the terms of this Deed of Trust or any of the other Loan Documents without first having obtained the consent of Grantor or such other Person. Regardless of consideration, and without the necessity for any notice to or consent by the holder of any subordinate Lien on the Property, Beneficiary may release any Person at any time liable for any of the Obligations or any part of the security for the Obligations and may extend the time of payment or otherwise modify the terms of this Deed of Trust or any of the other Loan Documents without in any way impairing or affecting the Lien of this Deed of Trust or the priority of this Deed of Trust over any subordinate Lien. The holder of any subordinate Lien shall have no right to terminate any Lease regardless of whether or not such Lease is subordinate to this Deed of Trust. Beneficiary may resort to the security or collateral described in this Deed of Trust or any of the other Loan Documents in such order and manner as Beneficiary may elect in its sole discretion. Grantor hereby waives any rights or remedies on account of any extensions of time, releases granted or other dealings between Beneficiary and any subsequent owner of the Property as said activities are contemplated or otherwise addressed in N.C.G.S. §45-45.1, or any similar or subsequent law.

9.3 Waivers and Agreements Regarding Remedies. To the full extent Grantor may do so, Grantor hereby:

(a) agrees that it will not at any time plead, claim or take advantage of any Laws now or hereafter in force providing for any appraisement, valuation, stay, extension or redemption, and waives and releases all rights of redemption (including statutory and equitable rights of redemption), valuation, appraisement, stay of execution, extension and notice of election to accelerate the Obligations;

(b) waives all rights to a marshalling of the assets of Grantor, including the Property, or to a sale in the inverse order of alienation in the event of a foreclosure of the Property, and agrees not to assert any right under any Law pertaining to the marshalling of assets, the sale in inverse order of alienation, the exemption of homestead, the administration of estates of decedents, or other matters whatsoever to defeat, reduce or affect the right of Beneficiary under the terms of this Deed of Trust to a sale of the Property without any prior or different resort for collection, or the right of Beneficiary to the payment of the Obligations out of the proceeds of sale of the Property in preference to every other claimant whatsoever;

(c) waives any right to bring or utilize any defense, counterclaim or setoff, other than one which denies the existence or sufficiency of the facts upon which any foreclosure action is grounded. If any defense, counterclaim or setoff, other than one permitted by the preceding clause, is timely raised in a foreclosure action, such defense, counterclaim or setoff shall be dismissed. If such defense, counterclaim or setoff is based on a Claim which could be tried in an action for money damages, such Claim may be brought in a separate action which shall not thereafter be consolidated with the foreclosure action. The bringing of such separate action for money damages shall not be deemed to afford any grounds for staying the foreclosure action; and

(d) waives and relinquishes any and all rights and remedies which Grantor may have or be able to assert by reason of the provisions of any Laws, including, without limitation, the rights or remedies set forth in North Carolina Gen. Stat. §26-7, et seq., pertaining to the rights and remedies of sureties.

9.4 Successors and Assigns. All of the grants, covenants, terms, provisions and conditions of this Deed of Trust shall run with the Land and shall apply to and bind the successors and assigns of Grantor (including any permitted subsequent owner of the Property), and inure to the benefit of Beneficiary, its successors and assigns and to the successors in trust of Trustee.

9.5 No Warranty by Beneficiary or Trustee. By inspecting the Property or by accepting or approving anything required to be observed, performed or fulfilled by Grantor or to be given to Beneficiary or Trustee pursuant to this Deed of Trust or any of the other Loan Documents, Beneficiary and Trustee shall not be deemed to have warranted or represented the condition, sufficiency, legality, effectiveness or legal effect of the same, and such acceptance or approval shall not constitute any warranty or representation with respect thereto by Beneficiary or Trustee.

9.6 Amendments. This Deed of Trust may not be modified or amended except by an agreement in writing, signed by the party against whom enforcement of the change is sought.

9.7 Severability. In the event any one or more of the provisions of this Deed of Trust or any of the other Loan Documents shall for any reason be held to be invalid, illegal or unenforceable, in whole or in part or in any other respect, or in the event any one or more of the provisions of the Loan Documents operates or would prospectively operate to invalidate this Deed of Trust or any of the other Loan Documents, then and in either of those events, at the option of Beneficiary, such provision or provisions only shall be deemed null and void and shall not affect the validity of the remaining Obligations, and the remaining provisions of the Loan Documents shall remain operative and in full force and effect and shall in no way be affected, prejudiced or disturbed thereby.

9.8 Notices. All Notices required or which any party desires to give hereunder or under any other Loan Document shall be in writing and, unless otherwise specifically provided in such other Loan Document, shall be deemed sufficiently given or furnished if given in accordance with the provisions of the Loan Agreement.

9.8 Joint and Several Liability. If Grantor consists of two (2) or more Persons, the term “Grantor” shall also refer to all Persons signing this Deed of Trust as Grantor, and to each of them, and all of them are jointly and severally bound, obligated and liable hereunder. Trustee or Beneficiary may release, compromise, modify or settle with any of Grantor, in whole or in part, without impairing, lessening or affecting the obligations and liabilities of the others of Grantor hereunder or under the Note or any of the other Loan Documents. Any of the acts mentioned aforesaid may be done without the approval or consent of, or notice to, any of Grantor.

9.9 Cross-Collateralization. Grantor acknowledges that Beneficiary has made the Loan to Grantor upon the security of its collective interest in the Collateral and in reliance upon the aggregate of the Collateral taken together being of greater value as collateral security than the sum of security taken separately. Grantor agrees that each of the Loan Documents are and will be cross collateralized and cross defaulted with each other so that an Event of Default under any of Loan Documents shall constitute an Event of Default under each of the other Loan Documents and such cross collateralization shall in no event be deemed to constitute a fraudulent conveyance and Grantor waives any claims related thereto.

9.10 Rules of Construction. The words “hereof,” “herein,” “hereunder,” “hereto,” and other words of similar import refer to this Deed of Trust in its entirety. The terms “agree” and “agreements” mean and include “covenant” and “covenants.” The words “include” and “including” shall be interpreted as if followed by the words “without limitation.” The headings of this Deed of Trust are for convenience of reference only and shall not be considered a part hereof and are not in any way intended to define, limit or enlarge the terms hereof. All references (a) made in the neuter, masculine or feminine gender shall be deemed to have been made in all such genders, (b) made in the singular or plural number shall be deemed to have been made, respectively, in the plural or singular number as well, (c) to the Loan Documents are to the same as extended, amended, restated, supplemented or otherwise modified from time to time unless expressly indicated otherwise, (d) to the Land, Improvements, Personalty, Real Property or Property shall mean all or any portion of each of the foregoing, respectively, and (e) to Articles or Sections are to the respective Articles or Sections contained in this Deed of Trust unless expressly indicated otherwise. Any term used or defined in the Uniform Commercial Code of the State, as in effect from time to time, which is not defined in this Deed of Trust shall have the meaning ascribed to that term in the Uniform Commercial Code of the State. If a term is defined in Article 9 of the Uniform Commercial Code of the State differently than in another Article of the Uniform Commercial Code of the State, the term shall have the meaning specified in Article 9.

9.11 Governing Law. This Deed of Trust shall be construed, governed and enforced in accordance with the Laws in effect from time to time in the State.

9.12 Entire Agreement. The Loan Documents constitute the entire understanding and agreement between Grantor and Beneficiary with respect to the transactions arising in connection with the Loan, and supersede all prior written or oral understandings and agreements between Grantor and Beneficiary with respect to the matters addressed in the Loan Documents. In particular, and without limitation, the terms of any commitment by Beneficiary to make the Loan are merged into the Loan Documents. Except as incorporated in writing into the Loan Documents, there are no representations, understandings, stipulations, agreements or promises, oral or written, with respect to the matters addressed in the Loan Documents.

9.13 Attorney’s Fees. Notwithstanding anything to the contrary contained in this Deed of Trust or any other Loan Documents, or the language of N.C.G.S. Sec. 6-212, “legal fees,” “legal expenses,” “attorneys’ fees,” “reasonable attorney fees” and similar expressions used in this Deed of Trust and the other Loan Documents shall mean the amount actually charged by the attorneys (based on time actually spent and customary hourly rates) retained by Lender in exercising its rights under this Deed of Trust and the other Loan Documents.

[Remainder of page left intentionally blank.]

IN WITNESS WHEREOF, Grantor has caused this Deed of Trust to be executed as of the date first above written.

CHARLOTTE 3 PARK MHP LLC,
a North Carolina limited liability company

By:	Manufactured Housing Properties, Inc.
Its:	Sole Member

By:	/s/ Michael Z. Anise
Michael Z. Anise, President

STATE OF NORTH CAROLINA

COUNTY OF MECKLENBURG

I ___Janalyn Bailey______________________, certify that the following person personally appeared before me this day, acknowledging to me that he voluntarily signed the foregoing document on behalf of Charlotte 3 Park MHP LLC for the purpose stated therein and in the capacity indicated: Michael Z. Anise, as President of Manufactured Housing Properties, Inc., the Sole Member of Charlotte 3 Park MHP LLC.

Date: ___April 14_________, 2022.

/s/ Janalyn Bailey
Official Signature of Notary

Janalyn Bailey
Notary’s printed or typed name, Notary Public
(Official Seal)
My commission expires: 03/25/2024

Exhibit A

Legal Description

[FIRST TRACT: BEGINNING AT AN IRON STAKE, WILLEFORD’S CORNER AND RUNS THENCE N. 37 E. 630 FEET TO AN IRON STAKE ON THE NORTH EDGE OF GOLD STREET; THENCE WITH GOLD STREET, S. 83 ½ E. 107 ¼ FEET TO AN IRON STAKE,CORNER OF EDGAR VAN WRIGHT’S LOT; THENCE SOUTHWEST ALONG HIS LINE 150 FEET TO A STAKE; THENCE S. 83 ½ E. ALONG HIS LINE 120 FEET, MORE OR LESS, TO A STAKE, CORNER OF EDGAR VAN WRIGHT’S LOT AND IN THE LINE RUNNING FROM GOLD STREET S. 10 E.; THENCE S. 10 E. 205 FEET TO A STONE; THENCE S. 66 W. 532 FEET TO A STAKE IN GORFORTH’S LINE; THENCE N. 63 W. 148 FEET TO THE BEGINNING AND BEING THE SAME LAND CONVEYED BY T. N.WRIGHT AND WIFE, L. V. WRIGHT TO FLETCHER WRIGHT BY DEED DATED 30TH OF SEPTEMBER, 1939, NOW ON RECORD IN THE CLEVELAND COUNTY REGISTRY IN BOOK 5-C AT PAGE 137.

SECOND TRACT: BEGINNING AT AN I RON STAKE IN THE NORTH EDGE OF GOLD STREET, CORNER OF MCDANIEL LOT (FORMERLY ELAM’S CORNER), AND RUNS SOUTH 10 EAST 150 FEET TO A STAKE; THENCE A NEW LINE WEST 120 FEET, MORE OR LESS, TO A STAKE IN LINE OF FLETCHER WRIGHT’S LOT; THENCE WITH HIS LINE NORTH 17 ½ EAST 150 FEET TO A STAKE IN NORTH EDGE OF GOLD STREET; THENCE S. 83 ½ EAST ALONG AND WITH GOLD STREET 53 2/3 FEET TO A STAKE,THE BEGINNING CORNER.

EXCEPTING, HOWEVER, THAT LOT CONVEYED BY FLETCHER WRIGHT, ET UX, TO MRS. EFFIE JONES IN THAT DEED RECORDED INDEED BOOK 5C, PAGE 198, OF THE CLEVELAND COUNTY REGISTRY, AND ALSO EXCEPTING THOSE PROPERTIES CONVEYED TO THE CITY OF KINGS MOUNTAIN IN THOSE DEEDS RECORDED IN DEED BOOK 9-G, PAGE 601, AND DEED BOOK 10-B, PAGE 23, OF THE SAID CLEVELAND COUNTY REGISTRY.

ALSO BEING DESCRIBED AS: BEGINNING AT A FOUND 5/8” IRON ROD LOCATED AT WILLEFORD’S CORNER(NOW OR FORMERLY); THENCE N 37%%D00’00“E, A DISTANCE OF 597.73 FEET TO A FOUND 1” IRON PIPE LOCATED IN THE SOUTH RIGHT-OF-WAY LINE OF WEST GOLD STREET; THENCE S 88%%D25’42“E ALONG SAID SOUTH RIGHT-OF-WAY LINE AS DISTANCE OF 65.13 FEET TO A FOUND 5/8” IRON ROD; THENCE DEPARTING SAID SOUTH RIGHT-OF-WAY LINE RUN S 09%%D23’26” W, A DISTANCE OF 172.04 FEET TO A FOUND 5/8” IRON ROD; THENCE S 85%%d14’22” E, A DISTANCE OF 59.86 FEET TO A FOUND 1” IRON PIPE; THENCE N 09%%D23’26” E, A DISTANCE OF 175.40 FEET TO A FOUND 1” IRON PIPE LOCATED IN THE SOUTH RIGHT-OF-WAY LINE OF SAID WEST GOLD STREET; THENCE S 88%%D25’42” E, ALONG SAID SOUTH RIGHTOF-WAY LINE A DISTANCE OF 75.35 FEET TO A FOUND 1” IRON PIPE; THENCE DEPARTING SAID SOUTH RIGHT-OF-WAY LINE RUN S 10%%D53’22” E, A DISTANCE OF 333.34 FEET TO A FOUND DRILL HOLE; THENCE S 67%%D02’38” W, A DISTANCE OF 532.80 FEET TO A FOUND 5/8” IRON ROD; THENCE N 64%%D30’30” W, A DISTANCE OF 147.03 FEET TO THE POINT OF BEGINNING.]